UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

SIERRA HEALTH SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-8865	88-0200415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2724 North Tenaya Way
Las Vegas, Nevada    89128
(Address of principal executive offices including zip code)

(702) 242-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant

As of the date of this Current Report on Form 8-K, we have drawn $60.0 million on our $250.0 million revolving credit facility.  Based on our current debt ratings, the incremental borrowing rate is 5.96%, or LIBOR plus 0.60%, on the outstanding balance.

The proceeds of this borrowing were used to fund our share repurchase program. From October 26, 2006 through November 24, 2006, we have repurchased 2.8 million shares of our common stock for $92.8 million at an average price of $33.17.  At November 24, 2006, $46.6 million was available under the Board of Directors' authorized plan. The repurchase program has no stated expiration date. Our revolving credit facility, as amended, allows for unlimited stock repurchases based on meeting the required leverage ratio.

The material terms of our revolving credit facility are described in the Current Report on Form 8-K filed on June 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA HEALTH SERVICES, INC.

(Registrant)

Date: November 27, 2006

/S/ MARC R. BRIGGS

Marc R. Briggs
Vice President Finance Chief Accounting Officer